UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 240.14a-12

HCA Healthcare, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! HCA HEALTHCARE, INC. 2025 Annual Meeting Vote by April 23, 2025 11:59 PM ET. For shares held in a Plan, vote by April 21, 2025 11:59 PM ET. HCA HEALTHCARE, INC. ATTN: CORPORATE SECRETARY ONE PARK PLAZA NASHVILLE, TN 37203 V63911-P24844 You invested in HCA HEALTHCARE, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 24, 2025. Get informed before you vote View the Notice and Proxy Statement and 2024 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 10, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote Virtually at the Meeting* Point your camera here and April 24, 2025 2:00 PM CDT vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/HCA2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters. Board Voting Items Recommends 1. Election of Directors Nominees: 1a. Thomas F. Frist III For 1b. Samuel N. Hazen For 1c. Robert J. Dennis For 1d. Nancy-Ann DeParle For 1e. William R. Frist For 1f. Hugh F. Johnston For 1g. Michael W. Michelson For 1h. Wayne J. Riley, M.D. For 1i. Andrea B. Smith For 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year For ending December 31, 2025. 3. Advisory vote to approve named executive officer compensation. For 4. To approve the First Amendment to the 2020 Stock Incentive Plan for Key Employees of HCA Healthcare, Inc. and its For Affiliates. 5. To approve an amendment to our amended and restated certificate of incorporation to provide for the exculpation of For officers as permitted by Delaware law. 6. Stockholder proposal, if properly presented at the meeting, regarding lavish golden parachutes. Against 7. Stockholder proposal, if properly presented at the meeting, regarding an amendment to Patient Safety and Quality of Against Care Committee charter. 8. Stockholder proposal, if properly presented at the meeting, regarding report on acquisition strategy. Against NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any postponement or adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V63912-P24844